              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                            FINANCIAL SERVICES TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                                _                                 _
                               |        ______________________  |
FORMULA:                       |       |          |
                               |  /\ n |          ERV        |
               T  =            |    \  |     -----------    | - 1
                               |     \ |          P        |
                               |      \|         |
                               |_                _|


                 T = AVERAGE ANNUAL COMPOUND RETURN
                 n = NUMBER OF YEARS
               ERV = ENDING REDEEMABLE VALUE
                 P = INITIAL INVESTMENT

                                                              (A)
  $1,000             ERV AS OF      NUMBER OF             AVERAGE ANNUAL           CUMULATIVE
INVESTED - P         31-May-97      YEARS - n           COMPOUND RETURN - T       TOTAL RETURN
------------        -----------     ---------           -------------------       -------------
 26-Feb-97            $955.00         0.26                    N/A                    -4.50%



(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                                 _
                                |        ______________________  |
FORMULA:                        |       |          |
                                |  /\ n |          EV         |
                t  =            |    \  |     -------------   |  - 1
                                |     \ |           P        |
                                |      \|          |
                                |_                 _|

                                    EV
               TR  =            ----------       - 1
                                     P


                t = AVERAGE ANNUAL COMPOUND RETURN
                    (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                n = NUMBER OF YEARS
               EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                P = INITIAL INVESTMENT
               TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                     (B)                                                (C)
  $1,000             EV AS OF       TOTAL              NUMBER OF                   AVERAGE ANNUAL
INVESTED - P        31-May-97    RETURN - TR           YEARS - n                COMPOUND RETURN - t
------------        ---------    -----------           ---------                -------------------
 26-Feb-97          $1,005.00        0.50%                0.26                          N/A


(D) GROWTH OF $10,000
(E) GROWTH OF $50,000
(F) GROWTH OF $100,000

FORMULA:            G= (TR+1)*P
                    G= GROWTH OF INITIAL INVESTMENT
                    P= INITIAL INVESTMENT
                    TR= TOTAL RETURN SINCE INCEPTION

                      TOTAL           (D) GROWTH OF             (E) GROWTH OF            (F) GROWTH OF
INVESTED - P       RETURN - TR    $10,000 INVESTMENT - G    $50,000 INVESTMENT-G    $100,000 INVESTMENT - G
------------       -----------    ----------------------    --------------------    -----------------------
 26-Feb-97             0.50              $10,050                   $50,250                  $100,500
